Exhibit 99.1

RMS Medical Products Announces Second Straight Record Quarterly Net Sales and Net Income

•	Net Sales for the quarter ended September 30, 2018 increased 18.1% over the same period last year

•	Gross Profit increased 21.6% over third quarter 2017 to $2.9 million, or 63.6% of Net Sales

•	Net Income increased 45% over third quarter 2017 to $386,553, or 8.5% of Net Sales

•	Conference call to discuss results October 24, 2018 at 9:00am EST

CHESTER, NY / October 23, 2018, Repro Med Systems, Inc. dba RMS Medical Products (OTCQX: REPR) today announced financial results for the third quarter ended September 30, 2018.

Net sales grew to $4.5 million, an 18.1% increase over the third quarter of 2017. The increase in net sales was driven by market expansion and gains in needle sets, tubing and pump sales.

Gross Profit grew to $2.9 million, or 63.6% of net sales, a 21.6% increase over third quarter 2017 Gross Profit of $2.4 million, or 61.8% of net sales. The increase in Gross Profit was mostly driven by the increase in net sales and operating efficiencies.

Selling, General and Administrative expenses and Research and Development costs for the third quarter of 2018 totaled $2.3 million, or 51.3% of net sales, compared to $1.9 million, or 49.6% of net sales during the third quarter of 2017. The increase was driven by higher legal fees related to the previously disclosed litigation with EMED and matters now under the purview of the Special Committee of the Board, and higher Research and Development and Regulatory expenditures as we invest in product development efforts. These increases were partially offset by lower salary and related benefit expenses, however, we are actively seeking to add talent to our Product Development and Commercial teams and these expenses may increase in the future.

Net income for the period increased to $386,553, or 8.5% of net sales, an increase of 45% compared with $265,754, or 6.9% of net sales, reported during the third quarter of 2017. Higher net sales, improved gross margin and the impact of the new lower income tax rate were contributors to the increase in net income.

“The third quarter saw continued momentum from the positive trends in home use of Subcutaneous Immunoglobulin Therapy driving the growth of RMS Medical Products,” stated Dan Goldberger, Chairman and interim CEO. “We are thrilled to have Don Pettigrew, an experienced infusion industry executive, as our new President and Chief Commercial Officer. Don is leading our strategic planning efforts as well as overseeing all sales and marketing activities at the company, and has hit the ground running. Our focus remains on our mission to improve the quality of life of patients around the world through the design, development and delivery of the highest quality innovative therapeutic solutions. Patient safety, product efficacy, customer service, and shareholder value continue to be our highest priorities.”

Mr. Goldberger continued, “The addition of Don Pettigrew and our increased investments to support R&D and clinical trial activity should lay the foundation for long term success. We are starting to see leverage in our income statement from expanding gross margins and control of operating expenses. Our balance sheet shows substantial cash resources and zero debt. All of this bodes well for future, profitable growth.”

Conference Call

An accompanying conference call will be led by Dan Goldberger, Chairman and interim Chief Executive Officer, Karen Fisher, Chief Financial Officer and Don Pettigrew, President and Chief Commercial Officer. The call will be held at 9:00AM ET, on Wednesday, October 24, 2018. Please refer to the information below for conference call dial-in information and webcast registration.

Conference date: October 24, 2018, 9:00 AM ET

Conference dial-in: 877-269-7756

International dial-in: 201-689-7817

Conference Call Name: RMS Medical Products (OTCQX: REPR) Third Quarter 2018 Results Call

Webcast Registration: Click Here

Following the live call, a replay will be available on the Company’s website, www.rmsmedicalproducts.com, under “Investor Relations” for six months.

About RMS Medical Products

The Company develops, manufactures and commercializes medical products used for home infusions and suctioning. The FREEDOM Syringe Infusion System currently includes the FREEDOM60® and FreedomEdge® Syringe Infusion Drivers, RMS Precision Flow Rate Tubing™ and RMS HIgHFlo Subcutaneous Safety Needle Sets™. These devices are used for infusions administered in professional healthcare settings as well as at home. The Company’s RESQVAC® line of medical suctioning products is used by emergency medical service providers in addition to a variety of other healthcare providers. For more information about RMS Medical Products, please visit www.rmsmedicalproducts.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believe”, “should,” “may” and “bodes well” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission.  The results of operations for the periods presented herein are not necessarily indicative of the results to be expected in the future.

Contact

Rich Cockrell

CG Capital

877.889.1972

investorrelations@cg.capital

REPRO MED SYSTEMS, INC.

BALANCE SHEETS

	September 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,649,332	$3,974,536
Certificates of deposit	1,671,004	263,269
Accounts receivable less allowance for doubtful accounts of $77,067 at September 30, 2018 and $77,067 at December 31, 2017	1,510,630	1,861,949
Inventory	1,949,403	1,658,681
Prepaid expenses	348,085	170,739
TOTAL CURRENT ASSETS	9,128,454	7,929,174
Property and equipment, net	821,313	836,283
Patents, net of accumulated amortization of $229,693 and $203,768 at September 30, 2018 and December 31, 2017, respectively	595,754	483,821
Other assets	31,582	31,582
TOTAL ASSETS	$10,577,103	$9,280,860

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Deferred capital gain - current	$9,383	$22,481
Accounts payable	591,919	454,398
Accrued expenses	627,237	658,060
Accrued payroll and related taxes	121,203	334,903
Accrued tax liability	55,002	115,854
TOTAL CURRENT LIABILITIES	1,404,744	1,585,696
Deferred capital gain – long term	—	3,762
Deferred tax liability	32,509	21,675
TOTAL LIABILITIES	1,437,253	1,611,133

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value; 75,000,000 shares authorized, 40,932,445 and 40,731,529 shares issued, 38,195,214 and 37,994,298 shares outstanding at September 30, 2018 and December 31, 2017, respectively	409,324	407,315
Additional paid-in capital	4,419,129	4,216,718
Retained earnings	4,655,601	3,389,898
	9,484,054	8,013,931
Less: Treasury stock, 2,737,231 shares at September 30, 2018 and December 31, 2017	(344,204)	(344,204)
TOTAL STOCKHOLDERS’ EQUITY	9,139,850	7,669,727
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,577,103	$9,280,860

REPRO MED SYSTEMS, INC.

STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

NET SALES	$4,547,187	$3,849,338	$13,082,737	$11,317,231
Cost of goods sold	1,655,619	1,470,680	4,985,761	4,539,320
Gross Profit	2,891,568	2,378,658	8,096,976	6,777,911

OPERATING EXPENSES
Selling, general and administrative	2,203,614	1,893,911	6,106,514	5,674,357
Research and development	126,923	14,852	160,735	85,598
Depreciation and amortization	78,345	77,517	228,900	229,178
Total Operating Expenses	2,408,882	1,986,280	6,496,149	5,989,133

Net Operating Profit	482,686	392,378	1,600,827	788,778

Non-Operating (Expense)/Income
(Loss)/Gain on currency exchange	(5,842)	10,419	(16,256)	62,164
Gain on sale of fixed asset	6,000	—	6,000	—
Interest and other income	6,972	361	13,088	2,427
TOTAL OTHER (EXPENSE)/INCOME	7,130	10,780	2,832	64,591

PROFIT BEFORE TAXES	489,816	403,158	1,603,659	853,369

Income Tax Expense	(103,263)	(137,404)	(337,956)	(312,192)

NET INCOME	$386,553	$265,754	$1,265,703	$541,177

NET INCOME PER SHARE

Basic	$0.01	$0.01	$0.03	$0.01
Diluted	$0.01	$0.01	$0.03	$0.01

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

Basic	38,194,682	37,898,357	38,104,393	37,833,133
Diluted	38,985,684	38,072,425	38,875,737	37,934,851

REPRO MED SYSTEMS, INC.

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended
	September 30,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,265,703	$541,177
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred compensation cost	—	7,000
Stock based compensation expense	154,925	87,271
Depreciation and amortization	228,900	229,178
Gain on sale of fixed asset	(6,000)	—
Deferred capital gain - building lease	(16,860)	(16,860)
Deferred taxes	10,834	8,843
Provision for returns and doubtful accounts	—	58,339
Changes in operating assets and liabilities:
Decrease/(Increase) in accounts receivable	351,319	(243,428)
Increase in inventory	(290,722)	(225,177)
(Increase)/Decrease in prepaid expense and other assets	(177,346)	37,753
Increase/(Decrease) in accounts payable	137,521	(409,171)
Decrease in accrued payroll and related taxes	(213,700)	(17,253)
(Decrease)/Increase in accrued expense	(30,823)	136,045
(Decrease)/Increase in accrued tax liability	(60,852)	303,349
NET CASH PROVIDED BY OPERATING ACTIVITIES	1,352,899	497,066

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for capital expenditures	(188,006)	(160,946)
Purchase of certificate of deposit	(1,500,000)	—
Proceeds on sale of fixed assets	6,000	—
Payments for patents	(137,858)	(70,556)
Proceeds/(reinvested earnings) from certificates of deposit	92,266	(1,196)
NET CASH USED IN INVESTING ACTIVITIES	(1,727,598)	(232,698)

CASH FLOWS FROM FINANCING ACTIVITIES
Stock issuances	51,250	—
Payment for cancelled shares	(1,755)	(19,360)
Purchase of treasury stock	—	(484)
NET CASH PROVIDED BY/(USED IN) FINANCING ACTIVITIES	49,495	(19,844)

NET (DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	(325,204)	244,524
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	3,974,536	3,417,183
CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,649,332	$3,661,707

Supplemental Information
Cash paid during the periods for:
Interest	$—	$—
Taxes	$378,000	$—

NON-CASH FINANCING AND INVESTING ACTIVITIES
Issuance of common stock as compensation	$103,333	$101,250